UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2010 (December 13, 2010)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Two Paragon Drive Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-9700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 13, 2010, NYSE Regulation, Inc. (“NYSE Regulation”) announced that it determined that the listing on the New York Stock Exchange (the “NYSE”) of (i) the common stock (ticker symbol: GAP) of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”) and (ii) the 9 3/8% Senior Quarterly Interest Bonds due August 1, 2039 (ticker symbol: GAJ) of the Company, should be suspended immediately. NYSE Regulation determined that the Company is no longer suitable for listing in light of the Company’s December 12, 2010 filing of a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in White Plains, case number 10-24549 (the “Bankruptcy Filing”). The Bankruptcy Filing is sufficient grounds for the commencement of delisting procedures pursuant to Section 802.01D of the NYSE’s Listed Company Manual. In its announcement regarding the suspension, NYSE Regulation noted the uncertainty as to the timing and outcome of the bankruptcy process as well as the ultimate effect of this process on the Company’s common stockholders.

At this time the Company does not intend to take any action to appeal NYSE Regulation’s decision and therefore, it is expected that the Company’s securities described above will be delisted after completion by the NYSE of application to the Securities and Exchange Commission.

This Form 8-K may contain forward-looking statements about the future performance of the Company, which are based on management’s assumptions and beliefs in light of the information currently available to it. The Company assumes no obligation to update the information contained herein. These forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to: (i) the ability of the Company and its U.S. subsidiaries to continue as going concerns; (ii) the ability of the Company and its U.S. subsidiaries to obtain bankruptcy court approval with respect to motions in the chapter 11 cases; (iii) the ability of the Company and its U.S. subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the chapter 11 cases; (iv) the effects of the Bankruptcy Filing on the Company and its U.S. subsidiaries and the interests of various creditors, equity holders and other constituents; (v) bankruptcy court rulings in the chapter 11 cases and the outcome of the cases in general; (vi) the length of time the Company and its U.S. subsidiaries will operate under the chapter 11 cases; (vii) risks associated with third-party motions in the chapter 11 cases, which may interfere with the ability of the Company and its U.S. subsidiaries to develop and consummate one or more plans of reorganization once such plans are developed; (viii) the potential adverse effects of the chapter 11 proceedings on the Company’s and its subsidiaries’ liquidity or results of operations; (ix) the ability to execute the Company’s business and restructuring plan and to timely and effectively implement the turnaround strategy; (x) increased legal costs related to the Bankruptcy Filing and other litigation; (xi) the Company’s and its subsidiaries’ ability to maintain contracts that are critical to its operation, to obtain and maintain normal terms with customers, movie studios, suppliers and service providers and to retain key executives, managers and employees; (xii) the ability to access capital and capitalize on, unencumbered and under-encumbered assets and the cost of such capital; (xiii) the ability to enter into sale-leaseback transactions or sell non-core assets; (xix) various operating factors and general economic conditions; (xx) competitive practices and pricing in the food industry generally and particularly in the Company’s principal geographic markets; (xxi) the Company’s relationships with its employees and the terms of future collective bargaining agreements; (xxii) the nature and extent of continued consolidation in the food industry; (xxiii) supply or quality control problems with the Company’s vendors; and (xxiv) changes in economic conditions that may affect the buying patterns of the Company’s customers. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking information. Additional risks that may affect the Company’s future performance are detailed in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

Date: December 17, 2010	By:	/s/ CHRISTOPHER W. MCGARRY
	Name:	Christopher W. McGarry
	Title:	Senior Vice President and General Counsel